                                                                       Exhibit 2
                                                                       ---------

                         AGREEMENT AND PLAN OF MERGERS
                         -----------------------------

     AGREEMENT AND PLAN OF MERGERS, dated as of the 16th day of June, 1996 (this "Plan"), by and among HOME FINANCIAL CORPORATION (the "Company"), HOME SAVINGS BANK, FSB (the "Bank"), FIRST UNION CORPORATION ("First Union"), and FIRST UNION NATIONAL BANK OF FLORIDA ("FUNB-FL").

                                   RECITALS:

     (A) The Company.  The Company is a corporation duly organized and existing
         -----------
in good standing under the laws of the State of Delaware, with its principal executive offices located in Hollywood, Florida. The Company is a registered savings and loan holding company under the Home Owners' Loan Act, as amended ("HOLA"). As of the date hereof, the Company has 38,000,000 authorized shares of common stock, each of $0.10 par value ("Company Common Stock"), and 2,000,000 authorized shares of preferred stock, each of $0.10 par value ("Company Preferred Stock") (no other class of capital stock being authorized), of which 24,715,916 shares of Company Common Stock and no shares of Company Preferred Stock are issued and outstanding.

     (B) The Bank.  The Bank is a federal stock savings bank duly organized and
         --------
existing in good standing under the laws of the United States, with its principal executive offices located in Hollywood, Florida. As of the date hereof, the Bank has 20,000,000 authorized shares of common stock, each of $1.00 par value ("Bank Common Stock"),and 5,000,000 authorized shares of preferred stock ("Bank Preferred Stock")(no other class of capital stock being authorized), of which 100 shares of Bank Common Stock and no shares of Bank Preferred Stock are issued and outstanding. All of the issued and outstanding shares of Bank Common Stock are owned by the Company. As of March 31, 1996, the Bank had capital of $229,023,000 divided into common stock of $1,000, surplus of $99,756,000, and undivided profits, including retained earnings, of $145,090,000, net unrealized gain (loss) on investment securities of ($3,352,000) and ESOP debt of ($12,472,000).

     (C) First Union.  First Union is a corporation duly organized and existing
         -----------
in good standing under the laws of the State of North Carolina, with its principal executive offices located in Charlotte, North Carolina. First Union is a registered bank holding company under the Bank Holding Company Act of 1956, as amended. As of the date hereof, First Union has 750,000,000 authorized shares of common stock, each of $3.33 1/3 par value (together with the rights ("First Union Rights") issued pursuant to a Shareholder Protection Rights Agreement, dated December 18, 1990 (as amended, the "First Union Rights Agreement")) attached thereto, "First Union Common Stock"), 40,000,000 authorized shares of Class A Preferred Stock, no-par value ("First Union Class A Preferred Stock"), and 10,000,000 authorized shares of Preferred Stock, no-par value ("First Union Preferred Stock") (no other class of capital stock being authorized), of which 282,918,259 shares of First Union Common Stock, 2,174,705 shares of First Union Series B Convertible Class A Preferred Stock, 350,000 shares of First Union Series D Adjustable Rate Cumulative Class A Preferred Stock, 74,130 shares of First Union Series F 10.64% Class A Preferred Stock (represented by depositary shares, each representing a one one-fortieth interest in a share of First Union Series F 10.64% Class A Preferred Stock), and no shares of First Union Preferred Stock, were issued and outstanding as of May 31, 1996.

     (D) FUNB-FL.  FUNB-FL is a national banking association duly organized and
         -------
existing under the laws of the United States, with its principal executive offices located in Jacksonville, Florida. As of the date hereof, FUNB-FL has 4,596,079 authorized shares of common stock, each of $10.00 par value ("FUNB-FL Common Stock") (no other class of capital stock being authorized), of which 4,596,079 shares are issued and outstanding and owned by First Union (other than directors' qualifying shares). As of March 31, 1996, FUNB-FL had capital of $2,868,062,000, divided into common stock of $45,596,079, surplus of $2,126,931,000, undivided profits, including capital reserves, of $697,096,000, and net unrealized holding gains (losses) on available for sale securities of ($1,926,000).

     (E) Rights, Etc.  Except as Previously Disclosed (as hereinafter defined)
         -----------
in Schedule 4.01(C), there are no shares of capital stock of the Company or the
   ----------------
Bank authorized and reserved for issuance, neither the Company nor the Bank has any Rights (as defined below) issued or outstanding and neither the Company nor the Bank has any commitment to authorize, issue or sell any such shares or any Rights, except pursuant to this Plan. The term "Rights" means securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, or any options, calls or commitments relating to, shares of capital stock (and shall include stock appreciation rights). There are no preemptive rights in respect of the Company Common Stock.

     (F) Approvals.  The Board of Directors of each of the Company, the Bank,
         ---------
First Union and FUNB-FL has approved, at meetings of each of such Boards of Directors, this Plan and has authorized the execution hereof in counterparts.

     In consideration of their mutual promises and obligations, the parties hereto adopt and make this Plan and prescribe the terms and conditions thereof and the manner and basis of carrying it into effect, which shall be as follows:

I.   THE MERGERS.

     1.01.  The Corporate Merger.  On the Effective Date:
            --------------------

        (A) The Continuing Corporation.  The Company shall merge with and into
            --------------------------
First Union (the "Corporate Merger"), the separate existence of the Company shall cease and First Union (the "Continuing Corporation") shall survive and the name of the Continuing Corporation shall be "First Union Corporation."

        (B) Rights, Etc.  The Continuing Corporation shall thereupon and
            ------------
thereafter possess all of the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of the merging corporations; and all property, real, personal and mixed, and all debts due on whatever account, and all other choses in action, and all and every other interest, of or belonging to or due to each of the corporations so merged, shall be deemed to be vested in the Continuing Corporation without further act or deed; and the title to any real estate or any interest therein, vested in each of such corporations, shall not revert or be in any way impaired by reason of the Corporate Merger.

        (C) Liabilities.  The Continuing Corporation shall thenceforth be
            -----------
responsible and liable for all the liabilities, obligations and penalties of each of the corporations so merged, in accordance with applicable law.

        (D) Articles of Incorporation; Bylaws; Directors; Officers.  The
            ------------------------------------------------------
Articles of Incorporation and Bylaws of the Continuing Corporation shall be those of First Union, as in effect immediately prior to the Corporate Merger becoming effective. The directors and officers of First Union in office immediately prior to the Corporate Merger becoming effective shall be the directors and officers of the Continuing Corporation, together with such additional directors and officers as may thereafter be elected, who shall hold office until such time as their successors are elected and qualified.

     1.02.  The Bank Merger.  No sooner than the day following the Corporate
            ---------------
Merger on the Effective Date or as soon thereafter as First Union may deem appropriate:

        (A) The Continuing Bank.  The Bank shall be merged with and into FUNB-FL
            -------------------
(the "Bank Merger" and together with the Corporate Merger, the "Mergers"), the separate existence of the Bank shall cease and FUNB-FL (the "Continuing Bank") shall survive; the name of the Continuing Bank shall be "First Union National Bank of Florida"; and the Continuing

Bank shall continue to conduct the business of a national banking association at FUNB-FL's main office in Jacksonville, Florida and at the legally established branches of the Bank and FUNB-FL.

        (B) Rights, Etc.  The Continuing Bank shall thereupon and thereafter
            ------------
possess all the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of the banks so merged; and all property, real personal and mixed, and all debts due on whatever account, and all other choses in action, and all and every other interest, of or belonging to or due to each of the banks so merged, shall be taken and deemed to be transferred to and vested in the Continuing Bank without further act or deed, including appointments, designations and nominations and all other rights and interests in any fiduciary capacity; and the title to any real estate or any interest therein, vested in each of such banks, shall not revert or be in any way impaired by reason of the Bank Merger.

        (C) Liabilities, Etc.  The Continuing Bank shall thenceforth be
            -----------------
responsible and liable for all the liabilities, obligations and penalties of the banks so merged (including liabilities arising out of the operation of any trust departments). All rights of creditors and obligors and all liens on the property of each of the Bank and FUNB-FL shall be preserved unimpaired.

        (D) Charter; Bylaws; Directors; Officers.  The Charter and Bylaws of the
            ------------------------------------
Continuing Bank shall be those of FUNB-FL, as in effect immediately prior to the Bank Merger becoming effective. The directors and officers of FUNB-FL in office immediately prior to the Bank Merger becoming effective shall be the directors and officers of the Continuing Bank, together with such additional directors and officers as may thereafter be elected, who shall hold office until such time as their successors are elected and qualified.

        (E) Outstanding Stock of the Continuing Bank.  The amount of the capital
            ----------------------------------------
stock of the Continuing Bank shall be not less than $45,960,790 and shall consist of not less than 4,596,079 issued and outstanding shares of common stock, each of $10.00 par value, and the issued and outstanding shares shall remain issued and outstanding as shares of FUNB-FL, each of $10.00 par value, and the holders thereof shall retain their rights therein.

        (F) Outstanding Stock of the Bank.  Promptly after the Bank Merger
            -----------------------------
becomes effective, the Continuing Corporation shall deliver all of the issued and outstanding shares of the capital stock of the Bank to the Continuing Bank for cancellation.

     1.03.  Effective Date.  Subject to the conditions to the obligations of the
            --------------
parties to effect the Mergers as set forth in Article VI, the effective date
                                              ----------
(the "Effective Date") shall be such date after September 30, 1996, as First Union shall notify the Company in writing not less than five days prior thereto, which date shall not be more than 30 days after such conditions have been satisfied or waived in writing. Prior to the Effective Date, First Union and the Company shall execute and deliver to the Secretary of State of the States of North Carolina and Delaware, Articles of Merger and a Certificate of Merger, as applicable, in accordance with applicable law. The time on the Effective Date at which the Corporate Merger becomes effective is referred to as the "Effective Time".

II.  CONSIDERATION.

     2.01.  Corporate Merger Consideration.  Subject to the provisions of this
            ------------------------------
Plan, on the Effective Date:

        (A) Outstanding First Union Common Stock.  The shares of First Union
            ------------------------------------
Common Stock issued and outstanding immediately prior to the Effective Date shall, on and after the Effective Date, remain as issued and outstanding shares of First Union Common Stock.

        (B) Outstanding Company Common Stock.  Each share (excluding shares
            --------------------------------
held by the Company or any of its subsidiaries or by First Union or any of its subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted ("Excluded Shares")) of Company Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Corporate Merger, automatically and without any action on the part of the holder thereof, become and be converted into the right to receive 0.2233 shares (the "Exchange Ratio") of First Union Common Stock, subject to possible adjustment as set forth in Section 2.05, Section 5.19 or Section 7.05 (upon any such
             ------------  ------------    ------------
adjustment any reference in this Plan to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted).

     2.02.  Stockholder Rights; Stock Transfers.  At the Effective Time, holders
            -----------------------------------
of Company Common Stock shall cease to be, and shall have no rights as, stockholders of the Company, other than to receive the consideration provided under this Article II, without interest. After the Effective Time, there shall
           ----------
be no transfers on the stock transfer books of the Company or the Continuing Corporation of the shares of Company Common

Stock which were issued and outstanding immediately prior to the Effective Time.

     2.03.  Fractional Shares.  Notwithstanding any other provision hereof, no
            -----------------
fractional shares of First Union Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Corporate Merger; instead, First Union shall pay to each holder of Company Common Stock who would otherwise be entitled to a fractional share an amount in cash determined by multiplying such fraction by the last sale price of First Union Common Stock on the last trading day prior to the Effective Date, as reported by the New York Stock Exchange ("NYSE") Composite Transactions tape (as reported in The Wall Street Journal).
            -----------------------

     2.04.  Exchange Procedures.  As promptly as practicable after the Effective
            -------------------
Date, First Union will send or cause to be sent to each former stockholder of the Company of record immediately prior to the Effective Time, transmittal materials for use in exchanging such stockholder's certificates for Company Common Stock for the consideration set forth in this Article II. The
                                                     ----------
certificates representing the shares of First Union Common Stock into which shares of such stockholder's Company Common Stock are converted on the Effective Date, any fractional share check which such stockholder shall be entitled to receive, and any dividends paid on such shares of First Union Common Stock for which the record date for determination of stockholders entitled to such dividends is on or after the Effective Date, will be delivered to such stockholder only upon delivery to First Union National Bank of North Carolina (the "Exchange Agent") of the certificates representing all of such shares of Company Common Stock (or indemnity satisfactory to First Union and the Exchange Agent, in their judgment, if any of such certificates are lost, stolen or destroyed). No interest will be paid on any such fractional share check or dividends to which the holder of such shares shall be entitled to receive upon such delivery. Certificates surrendered for exchange by any person constituting an Affiliate (as hereinafter defined) of the Company shall not be exchanged for certificates representing First Union Common Stock until First Union has received a written agreement from such person as specified in Section 5.10.
                                                              ------------

     2.05.  Anti-Dilution Provisions.  In the event First Union changes the
            ------------------------
number of shares of First Union Common Stock issued and outstanding prior to the Effective Date as a result of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding First Union Common Stock and the record date therefor shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

     2.06.  Excluded Shares.  Each of the Excluded Shares shall be canceled and
            ---------------
retired at the Effective Time, and no consideration shall be issued in exchange therefor.

     2.07.  Reservation of Right to Revise Transaction.  First Union may at any
            ------------------------------------------
time change the method of effecting the acquisition of the Company and the Bank (including without limitation the provisions of this Article II) if and to the
                                                     ----------
extent it deems such change to be desirable; provided, however, that no such
                                             -----------------
change shall (A) alter or change the amount or kind of consideration to be issued to holders of Company Common Stock as provided for in this Plan, (B) adversely affect the intended tax-free treatment to the Company's stockholders as a result of receiving such consideration, or (C) materially impede or delay receipt of any approval referred to in Section 6.02 or the consummation of the
                                       ------------
transactions contemplated by this Plan.

     2.08.  Options.  From and after the Effective Time, all employee and
            -------
director stock options to purchase shares of Company Common Stock ("Options"), which are then outstanding and unexercised, shall be converted into and become options with respect to First Union Common Stock, and First Union shall assume each such Option in accordance with the terms of the plan and agreement by which it is evidenced; provided, however, that from and after the Effective Time, (A)
                 ------------------
each such Option assumed by First Union may be exercised solely for shares of First Union Common Stock, (B) the number of shares of First Union Common Stock subject to such Option shall be equal to the number of shares of Company Common Stock subject to such Option immediately prior to the Effective Time, multiplied by the Exchange Ratio and rounded down to the nearest whole share, with cash being paid for any fractional share interest, and (C) the per share exercise price under each such Option shall be adjusted by dividing such price by the Exchange Ratio and rounding up to the nearest cent.

The Company represents and warrants that the number of shares of Company Common Stock which are issuable upon exercise of Options as of the date hereof are Previously Disclosed in Schedule 2.08.
                        -------------

III. ACTIONS PENDING CONSUMMATION.

     Without the prior written consent of First Union, each of the Company and the Bank shall conduct its and each of the Company Subsidiaries' (as hereinafter defined) business in the ordinary and usual course consistent with past practice and shall use its best efforts to maintain and preserve its and each of the Company Subsidiaries' business organization, employees and advantageous business relationships and to retain the services of its and each of the Company Subsidiaries' officers and key employees, and each of the Company and the Bank will not, and will cause each of the Company Subsidiaries not to, agree to:

     3.01.  Capital Stock.  Except as Previously Disclosed in Schedule 4.01(C),
            -------------                                     ----------------
issue, sell or otherwise permit to become outstanding any additional shares of capital stock of the Company or the Company Subsidiaries, or any Rights with respect thereto, or enter into any agreement with respect to the foregoing, or permit any additional shares of Company Common Stock to become subject to grants of employee stock options, stock appreciation rights or similar stock based employee compensation rights.

     3.02.  Dividends, Etc.  Make, declare or pay any dividend on or in respect
            --------------
of (other than (i) the quarterly cash dividend in the amount of $0.20 payable on or about July 12, 1996, by the Company to holders of Company Common Stock and
(ii) dividends from Company Subsidiaries to the Company or the Bank, as applicable), or declare or make any distribution on, or directly or indirectly combine, split, redeem, reclassify, purchase or otherwise acquire, any shares of the capital stock of the Company or the Company Subsidiaries or, other than as permitted in or contemplated by this Plan, authorize the creation or issuance of, or issue, any additional shares of such capital stock or any Rights with respect thereto.

     3.03.  Indebtedness; Liabilities; Etc.  Other than in the ordinary course
            -------------------------------
of business consistent with past practice, incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become liable for the obligations of any other individual or corporation, bank, partnership, joint venture, business trust, association or other organization (each, a "Business Entity").

     3.04.  Operating Procedures; Capital Expenditures; Etc. Except as may be
            ------------------------------------------------
directed by any regulatory agency, (A) change its or any of the Company Subisidiaries' lending, investment, liability management or other material banking or other policies in any material respect, except such changes as are in accordance and in an effort to comply with Section 5.11, (B) incur or commit to
                                           ------------
incur any capital expenditures beyond those Previously Disclosed in Schedule
                                                                    --------
3.04, other than in the ordinary course of business and not exceeding the
- ----
Company's current budget for such expenditures as set forth in Schedule 3.04, or
                                                               -------------
(C) implement or adopt any change in accounting principles, practices or methods, other than as may be required by generally accepted accounting principles.

     3.05.  Liens.  Impose, or permit or suffer the imposition, on any shares of
            -----
capital stock of any of the Company Subsidiaries, or on any of its or the Company Subsidiaries' other assets, any Liens (as hereinafter defined), other than Liens on such other assets that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect (as hereinafter defined) on the Company.

     3.06.  Compensation; Employment Agreements; Etc.  Except as Previously
            -----------------------------------------
Disclosed in Schedule 3.06, enter into or amend any employment, severance or
             -------------
similar agreement or arrangement with any of its directors, officers, employees or consultants, or grant any salary or wage increase, amend the terms of any Option or increase any employee benefit (including incentive or bonus payments), except normal individual increases in regular compensation to employees in the ordinary course of business consistent with past practice.

     3.07.  Benefit Plans.  Except as Previously Disclosed in Schedule 3.07,
            -------------                                     -------------
enter into or modify (except as may be required by applicable law) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or other employees, including without limitation taking any action that accelerates the vesting or exercise of any benefits payable thereunder (other than any such acceleration or vesting that results from this Plan or the transactions contemplated herein).

     3.08.  Continuance of Business.  Except as otherwise provided in Section
            -----------------------                                   -------
5.19, (A) dispose of any portion of its assets, deposits, business or
- ----
properties, except for any such disposition that is in the ordinary course of business and which is not material to the Company and the Company Subsidiaries taken as a whole, or discontinue or terminate any existing line of business, (B) merge or consolidate with, or acquire all or any portion of the business or property of, any other entity except for any such transaction that is in the ordinary course of business and which is not material to the Company and the Company Subsidiaries taken as a whole (except foreclosures or acquisitions by the Bank in a fiduciary capacity, in each case in the ordinary course of business consistent with past practice) or (C) make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any person or Business Entity other than from wholly-owned Company Subsidiaries and other than the purchase or sale of loans or marketable securities in the ordinary course of business consistent with past practices.

     3.09.  Amendments.  Amend its Certificate of Incorporation, Charter or
            ----------
Bylaws.

     3.10.  Claims.  Settle any claim, action or proceeding involving liability
            ------
for any material money damages or any restrictions upon the operations of the Company or any of the Company Subsidiaries, or forgive or compromise any material amount of debt of any person or Business Entity, other than from wholly-owned Company Subsidiaries.

     3.11.  Contracts.  Enter into, terminate or make any change in any material
            ---------
contract, agreement or lease, except in the ordinary course of business consistent with past practice with respect to such contracts, agreements and leases that are terminable by it without penalty on not more than 60 days prior written notice.

     3.12.  Other Actions.  Take any actions that would (A) materially impede or
            -------------
delay the receipt of any approval referred to in Section 6.02 without the
                                                 ------------
imposition of a condition or restriction of the type referred to in the proviso to such Section or (B) adversely affect the ability of any party to perform its
        -------
obligations under this Plan.

     3.13.  Agreements.  Authorize, commit or enter into any agreement to take
            ----------
any of the actions referred to in Sections 3.01 through 3.12.
                                  -------------         ----

IV.  REPRESENTATIONS AND WARRANTIES.

     4.01.  Representations and Warranties of the Company and the Bank.  Each of
            ----------------------------------------------------------
the Company and the Bank hereby represents and warrants to First Union and FUNB-FL as follows:

          (A) Recitals.  The facts set forth in the Recitals of this Plan with
              --------
respect to it are true and correct.

          (B) Organization, Standing and Authority.  It is duly qualified to do
              ------------------------------------
business and is in good standing in the States of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be duly qualified, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Company. Each of the Company and the Company Subsidiaries has in effect all federal, state, local, and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted, the absence of which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Company.

          (C)  Shares.  The outstanding shares of it are validly issued and
               ------
outstanding, fully paid and nonassessable, and are subject to no, and have not been issued in violation of any, preemptive rights. Except as Previously Disclosed in Schedule 4.01(C), there are no shares of capital stock or other
             ----------------
equity securities of the Company or the Bank outstanding and no outstanding Rights with respect thereto.

          (D)  Company Subsidiaries.  The Company has Previously Disclosed in
               --------------------
Schedule 4.01(D) a list of all the Company Subsidiaries.  Each of the Company
- ----------------
Subsidiaries that is a savings bank is an "insured depository institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder. No equity securities of any of the Company Subsidiaries are or may become required to be issued (other than to the Company or a wholly-owned Company Subsidiary) by reason of any Rights with respect thereto. There are no contracts, commitments, understandings or arrangements by which any of the Company Subsidiaries is or may be bound to sell or otherwise issue any shares of its capital stock, and there are no contracts, commitments, understandings or arrangements relating to the rights of the Company or the Bank, as applicable, to vote or to dispose of such shares. All of the shares of capital stock of each Company Subsidiary held by the Company or a Company Subsidiary are fully paid and nonassessable and subject to no preemptive rights and are owned by the Company or a Company Subsidiary free and clear of any Liens. Each Company Subsidiary is in good standing under the laws of the jurisdiction in which it is incorporated or organized, and is duly qualified to do business and in good standing in each jurisdiction where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be duly qualified is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company. Except as Previously Disclosed in
Schedule 4.01(D), the Company does not own beneficially, directly or indirectly,
- ----------------
any equity securities or similar interests of any Business Entity. The deposits of the Bank are insured by the Savings Association Insurance Fund (the "SAIF") of the Federal Deposit Insurance Corporation (the "FDIC"). The Bank is a member in good standing of the Federal Home Loan Bank of Atlanta (the "FHL Bank"). The term "Company Subsidiary" means any Business Entity (including the Bank), five percent or more of the equity interests of which are owned directly or indirectly by the Company.

          (E) Corporate Power.  It and each of the Company Subsidiaries has the
              ---------------
corporate power and authority to carry on its business as it is now being conducted and to own or lease all its material properties and assets.

          (F) Corporate Authority.  Subject to any necessary receipt of approval
              -------------------
by its stockholders referred to in Section 6.01, this Plan has been authorized
                                   ------------
by all necessary corporate action of it and is a valid and binding agreement of it enforceable against it in accordance with its terms, subject as to enforcement to bankruptcy, insolvency and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (G) No Defaults.  Subject to the approval by its stockholders referred
              -----------
to in Section 6.01, the required regulatory approvals referred to in Section
      ------------                                                   -------
6.02, and the required filings under federal and state securities laws, and
- ----
except as Previously Disclosed in Schedule 4.01(G), the execution, delivery and
                                  ----------------
performance of this Plan and the consummation by it of the transactions contemplated hereby, does not and will not (1) constitute a breach or violation of, or a default under, or cause or allow the acceleration or creation of a Lien (with or without the giving of notice, passage of time or both) pursuant to, any law, rule or regulation or any judgment, decree, order, governmental or non-governmental permit or license, or agreement, indenture or instrument of it or of any of the Company Subsidiaries or to which it or any of the Company Subsidiaries or its or their properties is subject or bound, which breach, violation, default or Lien is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company, (2) constitute a breach or violation of, or a default under, its Restated Certificate of Incorporation, Charter or Bylaws, or (3) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental or non-governmental permit or license or the consent or approval of any other party to any such agreement, indenture or instrument, other than any such consent or approval, which if not obtained, would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company.

          (H) Financial Reports.  As to (1) the Company, its Annual Report on
              -----------------
Form 10-K for the fiscal year ended September 30, 1995, and all other documents filed or to be filed subsequent to September 30, 1995 under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (together with the rules and regulations thereunder, the "Exchange Act"), in the form filed with the Securities and Exchange Commission (the "SEC") (in each such case, the "Company Financial Reports"), and (2) the Bank, its Thrift Financial Report for the fiscal year ended September 30, 1995, and all other Thrift Financial Reports filed or to be filed subsequent to September 30, 1995, in the form filed with the Office of Thrift Supervision (the "OTS") (in each case, the "Bank Financial Reports" and together with the Company Financial Reports, the "Company/Bank Financial Reports"), did not and will not as of their respective dates contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets in or incorporated by reference into the Company/Bank Financial Reports (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of the entity or entities to which it relates as of its date and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in the Company/Bank Financial Reports (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in stockholders' equity and cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal and recurring year-end audit adjustments in the case of unaudited statements.

          (I) Absence of Undisclosed Liabilities.  Except as disclosed in the
              ----------------------------------
Company/Bank Financial Reports prior to the date hereof, none of the Company or the Company Subsidiaries has any obligation or liability (contingent or otherwise) that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Company.

          (J) No Events.  No events have occurred, or circumstances have arisen,
              ---------
since March 31, 1996, which, individually or in the aggregate, have had or are reasonably likely to have a Material Adverse Effect on the Company.

          (K) Properties.  Except as specifically reserved against or otherwise
              ----------
disclosed in the Company Financial Reports (including the related notes and schedules thereto) and except for those properties and assets that have been sold or otherwise disposed of in the ordinary course of business, and except as Previously Disclosed in Schedule 4.01(K), the Company and the Company
                        ----------------
Subsidiaries have good and marketable title, free and clear of all liens, encumbrances, charges, security interests, restrictions (including restrictions on voting rights or rights of disposition), defaults or equities of any character or claims or third party rights of whatever nature (collectively "Liens"), to all of the properties and assets, tangible and intangible, reflected in the Company Financial Reports as being owned by the Company or the Company Subsidiaries as of the dates thereof, other than those Liens that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on the Company. All buildings and all fixtures, equipment, and other property and assets which are held under leases or subleases by any of the Company or the Company Subsidiaries are held under valid leases or subleases enforceable in accordance with their respective terms.

          (L) Litigation; Regulatory Action.  Except as Previously Disclosed in
              -----------------------------
Schedule 4.01(L), no litigation, proceeding or controversy before any court or
- ----------------
governmental agency is pending which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Company or which alleges claims under any fair lending law or other law relating to discrimination, including, without limitation, the Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Credit

Reporting Act, the Fair Housing Act, the Community Reinvestment Act and the Home Mortgage Disclosure Act, and, to the best of its knowledge, no such litigation, proceeding or controversy has been threatened; and except as Previously Disclosed in Schedule 4.01(L), neither it nor any of the Company Subsidiaries or
             ----------------
any of its or their material properties or their officers, directors or controlling persons is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment or supervisory letter or similar submission to or from, any federal or state governmental agency or authority charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits (together with any and all agencies or departments of federal, state or local government (including, without limitation, the OTS, the FHL Bank, the Federal Reserve Board, the FDIC and any other federal or state bank, thrift or other financial institution, insurance or securities regulatory authorities (including the SEC, the "Regulatory Authorities")) and neither it nor any of the Company Subsidiaries has been advised by any of the Regulatory Authorities that any such authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment or supervisory letter or similar submission.

          (M) Compliance with Laws.  Except as Previously Disclosed in Schedule
              --------------------                                     --------
4.01(M), each of the Company and the Company Subsidiaries:
- -------

              (1) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Regulatory Authorities that are required in order to permit it to conduct its business as presently conducted and that are material to the business of the Company and the Company Subsidiaries taken as a whole; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best of its knowledge, no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current;

              (2) has received no notification or communication from any Regulatory Authority or the staff thereof (a) asserting that any of the Company or the Company Subsidiaries is not in compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces, which, as a result of such noncompliance in any such instance, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Company, (b) threatening to revoke any license, franchise, permit or governmental authorization, which revocation, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Company, or (c) requiring any of the Company or the Company Subsidiaries (or any of their officers, directors or controlling persons) to enter into a cease and desist order, agreement or memorandum of understanding (or requiring the board of directors thereof to adopt any material resolution or policy);



              (3) is, as to the Bank, "well capitalized" as defined in 12 CFR
(S)564.4 and is not in "troubled condition" as defined in 12 CFR (S)574.9; and

              (4) is in compliance in all material respects with all fair lending laws or other laws relating to discrimination, including, without limitation, the Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Housing Act, the Community Reinvestment Act and the Home Mortgage Disclosure Act and similar federal and state laws and regulations.

          (N) Material Contracts.  Except as Previously Disclosed in Schedule
              ------------------                                     --------
4.01(N), none of the Company or the Company Subsidiaries, nor any of its
- -------
respective assets, business or operations, is a party to, or is bound or affected by, or receives benefits under, any contract or agreement or amendment thereto that in each case (1) is required to be filed as an exhibit to an Annual Report on Form 10-K filed by the Company that has not been filed as an exhibit to the Company's Annual Report on Form 10-K filed for the fiscal year ended September 30, 1995, or (2) which provides for annual payments by the Company or a Company Subsidiary of $100,000 or more. True and correct copies of such contracts, and any agreements or amendments thereto, have been supplied to First Union. None of the Company or the Company Subsidiaries is in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business or operations may be bound or affected, or under which it or any of its respective assets, business or operations receives benefits, which default, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Company, and there has not occurred any event that, with lapse of time or giving of notice or both, would constitute such a default. Except as Previously Disclosed in Schedule 4.01(N), neither the Company nor any Company Subsidiary is
             ----------------
subject to, or bound by, any contract containing covenants which (i) limit the ability of the Company or any Company Subsidiary to compete in any line of business or with any person, or (ii) involve any restriction of geographical area in which, or method by which, the Company or any Company Subsidiary may carry on its business (other than as may be required by law or any applicable Regulatory Authority).

          (O) Reports.  Since January 1, 1993, each of the Company and the
              -------
Company Subsidiaries has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (1) the SEC, (2) the FDIC, the OTS, the FHL Bank and the FHL Bank System, and (3) any other applicable Regulatory Authorities. As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Plan with respect to reports and documents filed before the date of this Plan), each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the Regulatory Authority with which they were filed and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          (P) No Brokers.  All negotiations relative to this Plan and the
              ----------
transactions contemplated hereby have been carried on by it directly with the other parties hereto and no action has been taken by it that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment, excluding a fee previously disclosed to First Union to be paid to Alex. Brown & Sons Incorporated and Ryan Beck & Co.

          (Q) Employee Benefit Plans.
              -----------------------

              (1) Schedule 4.01(Q) contains a complete list of all bonus,
                  ----------------
deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, all employment or severance contracts, all medical, dental, health and life insurance plans, all other employee benefit plans, contracts or arrangements and any applicable "change of control" or similar provisions in any plan, contract or arrangement maintained or contributed to by it or any of the Company Subsidiaries for the benefit of employees, former employees, directors, former directors or their beneficiaries (the "Compensation and Benefit Plans"). True and complete copies of all Compensation and Benefit Plans, including, but not limited to, any trust instruments and/or insurance contracts, if any, forming a part thereof, and all amendments thereto have been supplied to First Union.

              (2) All "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), other than "multiemployer plans" within the meaning of Section 3(37) of ERISA ("Multiemployer Plans"), covering employees or former employees of it and the Company Subsidiaries (the "ERISA Plans"), to the extent subject to ERISA, are in substantial compliance with ERISA. Except as Previously Disclosed in Schedule 4.01(Q) each ERISA Plan which is an "employee pension
             ----------------
benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified, under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), has received a favorable determination letter from the Internal Revenue Service, and it is not aware of any circumstances reasonably likely to result in the revocation or denial of any such favorable determination letter or the inability to receive such a favorable determination letter. There is no material pending or, to its knowledge, threatened litigation relating to the ERISA Plans. Neither it nor any of the Company Subsidiaries has engaged in a transaction with respect to any ERISA Plan that would subject it or any of the Company Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material.

              (3) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by it or any of the Company Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with it under Section 4001(a)(15) of ERISA or Section 414 of the Code (an "ERISA Affiliate"). Neither it nor any of the Company Subsidiaries presently contributes to a Multiemployer Plan, nor have they contributed to such a plan within the past five calendar years. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the past 12-month period.

              (4) All contributions required to be made under the terms of any ERISA Plan have been timely made. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither it nor any of the Company Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

              (5) Under each Pension Plan which is a single-employer plan, as of the last day of the most recent plan year, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the plan's most recent actuarial valuation) did not exceed the then current value of the assets of such plan, and there has been no material change in the financial condition of such plan since the last day of the most recent plan year.

              (6) Neither it nor any of the Company Subsidiaries has any obligations for retiree health and life benefits under any plan, except as set forth in Schedule 4.01(Q). There are no restrictions on the rights of it or any
         ----------------
of the Company Subsidiaries to amend or terminate any such plan without incurring any liability thereunder.

              (7) Except as Previously Disclosed in Schedule 4.01(Q), neither
                                                    ----------------
the execution and delivery of this Plan nor the consummation of the transactions contemplated hereby will (a) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of it or any of the Company Subsidiaries under any Compensation and Benefit Plan or otherwise from it or any of the Company Subsidiaries, (b) increase any benefits otherwise payable under any Compensation and Benefit Plan, (c) result in any acceleration of the time of payment or vesting of any such benefit, or (d) result in the imposition to the recipient of any excise tax pursuant to Section 4999 of the Code.

          (R) No Knowledge.  It knows of no reason why the regulatory approvals
              ------------
referred to in Section 6.02 should not be obtained without the imposition of any
               ------------
condition of the type referred to in the proviso following such Section 6.02.
                                                                ------------

          (S) Labor Agreements.  Neither it nor any of the Company Subsidiaries
              ----------------
is a party to, or is bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it or any of the Company Subsidiaries the subject of a proceeding asserting that it or any such Company Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it or such subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving it or any of the Company Subsidiaries, pending or, to the best of its knowledge, threatened, nor is it aware of any activity involving its or any of the Company Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

          (T) Asset Classification.  It has Previously Disclosed in Schedule
              --------------------                                  --------
4.01(T) a list, accurate and complete in all material respects, of the aggregate
- -------
amounts of loans, extensions of credit or other assets of the Company and the Company Subsidiaries that have been classified by it as of May 31, 1996 (the "Asset Classification"); and no amounts of loans, extensions of credit or other assets that have been classified as of May 31, 1996 by any regulatory examiner as "Other Loans Specially Mentioned", "Substandard", "Doubtful", "Loss", or words of similar import are excluded from the amounts disclosed in the Asset Classification, other than amounts of loans, extensions of credit or other assets that were charged off by the Company or a Company Subsidiary prior to May 31, 1996.

          (U) Allowance for Possible Loan Losses.  The allowance for possible
              ----------------------------------
loan losses shown on the consolidated balance sheets of the Company included in the March 31, 1996 Company Financial Reports was, and the allowance for possible loan losses to be shown on subsequent Company Financial Reports, will be, adequate, in the opinion of the Board of Directors and management of the Company, determined in accordance with generally accepted accounting principles, to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding (including accrued interest receivable) as of the date thereof.

          (V) Insurance.  Each of Company and the Company Subsidiaries has taken
              ---------
all requisite action (including without limitation the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters that are known to it, except for such matters which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on the Company. Set forth in Schedule 4.01(V) is a list of all insurance policies
                           ---------------
maintained by or for the benefit of the Company or the Company Subsidiaries or their directors, officers, employees or agents.

          (W) Affiliates.  Except as Previously Disclosed in Schedule 4.01(W),
              ----------                                     ----------------
there is no person who, as of the date of this Plan, may be deemed to be an "affiliate" of the Company (each, an "Affiliate") as that term is used in Rule 145 under the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the "Securities Act").

          (X) State Takeover Laws; Certificate of Incorporation. It has taken
              -------------------------------------------------
all necessary action to exempt this Plan and the transactions contemplated hereby from, and this Plan and the transactions contemplated hereby are exempt from, (1) any applicable state takeover laws, including, without limitation, the provisions of Section 203 of the DGCL, (2) any applicable takeover provisions in the Company's Certificate of Incorporation, and (3) any takeover provisions set forth in any agreement to which the Company is a party or may be bound.

          (Y) No Further Action.  It has taken all action so that the entering
              -----------------
into of this Plan, and the consummation of the transactions contemplated hereby (including without limitation the Mergers) or any other action or combination of actions, or any other transactions, contemplated hereby do not and will not (1) require a vote of stockholders (other than the affirmative vote of the holders of a majority of shares of Company Common Stock entitled to be cast on this Plan or on any other actions necessary to facilitate the transactions contemplated hereby and the approval of the Company in its capacity as sole stockholder of the Bank, which approval has been given), or (2) result in the grant of any rights to any person under the Certificate of Incorporation, Charter or Bylaws of the Company or any Company Subsidiary or under any agreement to which the Company or any of the Company Subsidiaries is a party, or (3) restrict or impair in any way the ability of First Union or FUNB-FL to exercise the rights granted hereunder.

          (Z)  Environmental Matters.
               ---------------------

              (1) To its knowledge, it and each of the Company Subsidiaries, the Participation Facilities and the Loan/Fiduciary Properties (each as defined below) are, and have been, in compliance with all Environmental Laws (as defined below), except for instances of noncompliance which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company.

              (2) There is no proceeding pending or, to its knowledge, threatened before any court, governmental agency or board or other forum in which it or any of the Company Subsidiaries or any Participation Facility has been, or with respect to threatened proceedings, reasonably would be expected to be, named as a defendant or potentially responsible party (a) for alleged noncompliance (including by any predecessor) with any Environmental Law, or (b) relating to the release or threatened release into the environment of any Hazardous Material (as defined below), whether or not occurring at or on a site owned, leased or operated by it or any of the Company Subsidiaries or any Participation Facility, except for such proceedings pending or threatened that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company or have been Previously Disclosed in Schedule
                                                                   --------
4.01(Z).
- -------

              (3) There is no proceeding pending or, to its knowledge, threatened before any court, governmental agency or board or other forum in which any Loan/Fiduciary Property (or it or any of the Company Subsidiaries in respect of any Loan/Fiduciary Property) has been, or with respect to threatened proceedings, reasonably would be expected to be, named as a defendant or potentially responsible party (a) for alleged noncompliance (including by any predecessor) with any Environmental Law, or (b) relating to the release or threatened release into the environment of any Hazardous Material, whether or not occurring at or on a Loan/Fiduciary Property, except for such proceedings pending or threatened that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company or have been Previously Disclosed in Schedule 4.01(Z).
                                                 ----------------

              (4) To its knowledge, there is no reasonable basis for any proceeding of a type described in subsections (2) or (3) above, except as has been Previously Disclosed in Schedule 4.01(Z).
                             ----------------

              (5) To its knowledge, during the period of (a) its or any of the Company Subsidiaries' ownership or operation of any of their respective current properties, (b) its or any of the Company Subsidiaries' participation in the management of any Participation Facility, or (c) its or any of the Company Subsidiaries' holding of a security or other interest in a Loan/Fiduciary Property, there have been no releases of Hazardous Material in, on, under or affecting any such property, Participation Facility or Loan/Fiduciary Property, except for such releases that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company or have been Previously Disclosed in Schedule 4.01(Z).
                        ----------------

              (6) To its knowledge, prior to the period of (a) its or any of the Company Subsidiaries' ownership or operation of any of their respective current properties, (b) its or any of the Company Subsidiaries' participation in the management of any Participation Facility, or (c) its or any of the Company Subsidiaries' holding of a security or other interest in a Loan/Fiduciary Property, there were no releases of Hazardous Material in, on, under or affecting any such property, Participation Facility or Loan/Fiduciary Property, except for such releases that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company or have been Previously Disclosed in Schedule 4.01(Z).
                        ----------------

              (7) The following definitions apply for purposes of this Section
                                                                       -------
4.01(Z):  "Loan/Fiduciary Property" means any property owned or controlled by it
- -------
or any of the Company Subsidiaries or in which it or any of the Company Subsidiaries holds a security or other interest, and, where required by the context, includes any such property where Company or any of the Company Subsidiaries constitutes the owner or operator of such property, but only with respect to such property; "Participation Facility" means any facility in which it or any of the Company Subsidiaries participates in the management and, where required by the context, includes the owner or operator or such property, but only with respect to such property; "Environmental Law" means (a) any federal, state and local law, statute, ordinance, rule, regulation, code, license, permit, approval, order, judgment, decree, injunction, or agreement with any governmental entity, relating to (i) the protection, preservation or restoration of the environment, (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, or (ii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Material, in each case as amended and as now in effect and includes, without limitation, the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the federal Clean Air Act, the federal Clean Water Act, the federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the federal Solid Waste Disposal and the federal Toxic Substances Control Act, and the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970, each as amended and as now in effect, and (b) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Material; "Hazardous Material" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or quantity, and includes, without limitation, any oil or other petroleum product, toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.

              (8)  For purposes of this Section 4.01(Z), the   term "knowledge"
                                        ---------------
means the actual knowledge of the directors and officers of the Company and the Company Subsidiaries.

          (AA) Taxes.  Except as Previously Disclosed in Schedule 4.01(AA), (1)
               -----                                     -----------------
all reports and returns with respect to Taxes (as defined below) and tax related information reporting requirements that are required to be filed by or with respect to it or the Company Subsidiaries, including without limitation consolidated federal income tax returns of it and the Company Subsidiaries (collectively, the "Company Tax Returns"), have been duly filed, or requests for extensions have been timely filed and have not expired, and such Company Tax Returns were true, complete and accurate in all material respects, (2) all taxes (which shall mean federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, employment, premium, recording, documentary, documentary stamps, real estate transfer, transfer, back-up withholding or similar taxes, together with any interest, additions, or penalties with respect thereto, imposed on the income, properties or operations of it or the Company Subsidiaries, together with any interest in respect of such additions or penalties, collectively the "Taxes") shown to be due on the Company Tax Returns or otherwise imposed on the income, properties or operations of the Company or Company Subsidiaries have been paid in full, (3) the Company Tax Returns have been examined by the Internal Revenue Service or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Company Tax Returns were required to be filed has expired, (4) all Taxes due with respect to completed and settled examinations have been paid in full, (5) no issues have been raised by the relevant taxing authority in connection with the examination of any of the Company Tax Returns which are reasonably likely, individually or in the aggregate, to result in a determination that would have a Material Adverse Effect on the Company, except as reserved against in the Company Financial Reports filed prior to the date of this Plan, and (6) no waivers of statutes of limitations (excluding such statutes that relate to years under examination by the Internal Revenue Service) have been given by or requested with respect to any Taxes of it or the Company Subsidiaries.

          (BB) Accuracy of Information.  The statements with respect to the
               -----------------------
Company and the Company Subsidiaries contained in this Plan, the Schedules and any other written documents executed and delivered by or on behalf of it pursuant to the terms of this Plan do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

          (CC) Derivatives Contracts; Structural Notes; Etc. None of the Company
               ---------------------------------------------
or the Company Subsidiaries is a party to or has agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract or any other contract not included on the balance sheet which is a derivative contract (including various combinations thereof) (each a "Derivatives Contract") or owns securities that (1) are referred to as "structured notes", "high risk mortgage derivatives", "capped floating rate notes," or "capped floating rate mortgage derivatives," or (2) are likely to have changes in value as a result of interest rate changes that significantly exceed normal changes in value attributable to interest rate changes, except for those Derivatives Contracts and other instruments legally purchased or entered into in the ordinary course of business and Previously Disclosed in Schedule 4.01(CC), including a list, as applicable, of any Company
             -----------------
or Company Subsidiary assets pledged as security for each such instrument.

          (DD) Accounting Controls.  Each of the Company and the Company
               -------------------
Subsidiaries has devised and maintained systems of internal accounting controls sufficient to provide reasonable assurances, in the judgment of the Board of Directors of the Company, that (1) all material transactions are executed in accordance with management's general or specific authorization; (2) all material transactions are recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principles consistently applied with respect to thrift or any other criteria applicable to such statements, (3) access to the material property and assets of the Company and the Company Subsidiaries is permitted only in accordance with management's general or specific authorization; (4) the recorded accountability for items is compared with the actual levels at reasonable intervals and appropriate action is taken with respect to any differences; and (5) there are no violations of the Bank Secrecy Act.

          (EE) Commitments and Contracts.  Neither the Company nor any Company
               -------------------------
Subsidiary is a party or subject to any of the following (whether written or oral, express or implied):

              (1) except as Previously Disclosed in Schedule 4.01(EE), any
                                                    -----------------
employment contract or understanding (including any understandings or obligations with respect to severance or termination pay liabilities or fringe benefits) with any present or former officer, director or employee (other than those which are terminable at will by the Company or such Company Subsidiary without any obligation on the part of the Company or such Company Subsidiary to make any payment in connection with such termination);

              (2) except as Previously Disclosed in Schedule 4.01(EE), any real
                                                -----------------
property lease with annual rental payments aggregating $100,000 or more; or

              (3) except as Previously Disclosed in Schedule 4.01(EE), any
                                                    -----------------
material contract with any Affiliate.

          (FF) No Dissenters' Rights.  The holders of Company Common Stock have
               ---------------------
no dissenters' or appraisal rights in connection with the execution of this Plan or the consummation of any of the transactions contemplated hereby.

          (GG) Prior Corporate Transactions.  Each of the corporate transactions
               ----------------------------
completed on October 22, 1992, and on October 24, 1994 (the "Transactions"), constituted a tax-free transaction under the Code. Neither the Company, the Bank, Home Financial Corporation M.H.C. (Mutual Holding Company), the Company's shareholders, depositors of the Bank nor any other holders of beneficial ownership interest in any party to the Transactions were required to recognize any gain or loss for purposes of the Code by virtue of the Transactions.

     4.02.  First Union and FUNB-FL Representations and Warranties.  Each of
            ------------------------------------------------------
First Union and FUNB-FL hereby represents and warrants to the Company and the Bank, as follows:

          (A) Recitals. The facts set forth in the Recitals of this Plan with
              --------
respect to it are true and correct.

          (B) Corporate Authority.  Subject to the required regulatory approvals
              -------------------
referred to in Section 6.02, this Plan has been authorized by all necessary
               ------------
corporate action of it and is a valid and binding agreement of it enforceable against it in accordance with its terms, subject as to enforcement to bankruptcy, insolvency and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (C) No Defaults.  Subject to the required regulatory approvals
              -----------
referred to in Section 6.02, and the required filings under federal and state
               ------------
securities' laws, the execution, delivery and performance of this Plan, and the consummation of the transactions contemplated hereby by it, does not and will not (1) constitute a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of it or of any of its subsidiaries or to which it or any of its subsidiaries or properties is subject or bound, which breach, violation or default is reasonably likely to have a Material Adverse Effect on First Union, (2) constitute a breach or violation of, or a default under, its Articles of Incorporation, Charter or Bylaws, or (3) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, or the consent or approval of any other party to any such agreement, indenture or instrument other than such consent or approval, which if not obtained, would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

          (D) Financial Reports.  In the case of First Union, its Annual Report
              -----------------
on Form 10-K for the fiscal year ended December 31, 1995, and all other documents filed or to be filed subsequent to December 31, 1995 under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed with the SEC (in each such case, the "First Union Financial Reports"), did not and will not as of their respective dates contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets in or incorporated by reference into the First Union Financial Reports (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of the entity or entities to which it relates as of its date and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in the First Union Financial Reports (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein, in each case in accordance with generally accepted accounting principles consistently applied to banks and bank holding companies during the periods involved, except as may be noted therein, subject to normal and recurring year-end audit adjustments in the case of unaudited statements.

          (E) No Events.  No events have occurred, or circumstances have arisen,
              ---------
since March 31, 1996, which, individually or in the aggregate, have had or are reasonably likely to have a Material Adverse Effect on First Union.

          (F) No Brokers.  All negotiations relative to this Plan and the
              ----------
transactions contemplated hereby have been carried on by it directly with the other parties hereto and no action has been taken by it that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment.

          (G) No Knowledge.  It knows of no reason why the regulatory approvals
              ------------
referred to in Section 6.02 should not be obtained without the imposition of any
               ------------
condition of the type referred to in the proviso following such Section 6.02.
                                                                ------------

          (H) Shares Authorized.  In the case of First Union, the shares of
              -----------------
First Union Common Stock to be issued (1) in exchange for shares of Company Common Stock upon consummation of the Corporate Merger in accordance with

Article II of this Plan, and (2) upon exercise of outstanding Options pursuant
- ----------
to Section 2.08, have been duly authorized and, when issued in accordance with
   ------------
the terms of this Plan, will be validly issued, fully paid and nonassessable and subject to no preemptive rights.

          (I) Organization, Standing and Authority.  It is duly qualified to do
              ------------------------------------
business and is in good standing in the States of the United States and foreign jurisdictions where the failure to be duly qualified, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on First Union. Each of First Union and its subsidiaries has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted, the absence of which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on First Union.

          (J) Corporate Power.  First Union and FUNB-FL each has the corporate
              ---------------
power and authority to carry on its business as it is now being conducted and to own or lease all its material properties and assets.

          (K) Accuracy of Information.  The statements with respect to First
              -----------------------
Union and FUNB-FL contained in this Plan, the Schedules and any other written documents executed and delivered by or on behalf of First Union or FUNB-FL pursuant to the terms of this Plan are true and correct in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

          (L)  Litigation; Regulatory Action.  Neither First Union nor any of
               ------------------------------
its subsidiaries is a party to any litigation, proceeding or controversy before any court or governmental agency which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on First Union and, to the best of its knowledge, no such litigation, proceeding or controversy has been threatened; and neither it nor any of its subsidiaries or any of its or their material properties or their officers, directors or controlling persons is a party to or is the subject of any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any Regulatory Authorities, which is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on First Union and neither it nor any of its subsidiaries has been advised by any Regulatory Authorities that any such authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum or understanding, commitment letter or similar submission.

          (M) Compliance with Laws.  To its knowledge, it and its subsidiaries
              --------------------
have conducted their business in compliance with all federal, state, and local laws, ordinances and regulations, including applicable banking laws, federal and state securities laws, and laws and regulations concerning truth-in-lending, usury, fair credit reporting, fair lending, the Community

Reinvestment Act, consumer protection, occupational safety, fair employment practices and fair labor standards, except where the failure to so comply is not reasonably likely to have a Material Adverse Effect on it. Neither it nor any of its subsidiaries has received any written notification or communication from any Regulatory Authority, (i) asserting that either it or any of its subsidiaries are not currently in compliance with any of the statutes, regulations or ordinances that such Regulatory Authority enforces, which noncompliance is reasonably likely to have a Material Adverse Effect on it, or (ii) threatening to revoke any license, franchise, permit or governmental authorization the revocation of which would have a Material Adverse Effect on it. As of the date hereof, FUNB-FL has received a "satisfactory" rating from the OCC pursuant to the Community Reinvestment Act.

          (N) Absence of Undisclosed Liabilities.  None of First Union or its
              ----------------------------------
subsidiaries has any obligation or liability (contingent or otherwise) that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on it, except as reflected in the First Union Financial Reports prior to the date of this Plan.

V.   COVENANTS.

     Each of the Company and the Bank hereby covenants to First Union and FUNB-FL, and each of First Union and FUNB-FL hereby covenants to the Company and the Bank, that:

     5.01.  Efforts.  Subject to the terms and conditions of this Plan, it shall
            -------
use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Mergers on the Effective Date and to otherwise enable consummation of the transactions contemplated hereby and shall cooperate fully with the other parties hereto to that end (it being understood that any amendments to the Registration Statement (as hereinafter defined) or a resolicitation of proxies as a consequence of an acquisition agreement by First Union or any of its subsidiaries shall not violate this covenant).

     5.02.  Company Proxy/Registration Statement.  The Company and First Union
            ------------------------------------
shall prepare a proxy statement/prospectus (the "Proxy Statement") to be mailed to the holders of Company Common Stock in connection with the transactions contemplated hereby and to be filed by First Union (after providing drafts in advance to the Company and its counsel for review and comment) in a registration statement (the "Registration Statement") with the SEC as provided in Section
                                                                     -------
5.08, which shall conform to all applicable legal requirements.  The Company
- ----
shall call a special meeting (the "Meeting") of the holders of Company Common Stock to be held as soon as practicable for purposes of voting upon the approval of this Plan and the Company shall use its best efforts to solicit and obtain votes of the holders of Company Common Stock in favor of the approval of this Plan, and, subject to the exercise of its fiduciary duties under applicable law (based upon the advice of outside counsel), the Board of Directors of the Company shall recommend approval of this Plan by such holders.

     5.03.  Registration Statement Compliance with Securities Laws.  When the
            ------------------------------------------------------
Registration Statement or any post-effective amendment or supplement thereto shall become effective, and at all times subsequent to such effectiveness, up to and including the date of the Meeting, such Registration Statement and all amendments or supplements thereto, with respect to all information set forth therein furnished or to be furnished by or on behalf of the Company relating to the Company or the Company Subsidiaries and by or on behalf of First Union relating to First Union or its subsidiaries, (A) will comply in all material respects with the provisions of the Securities Act and the Exchange Act and any other applicable statutory or regulatory requirements, and (B) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading; provided, however, in no event shall any party hereto be
                        --------  -------
liable for any untrue statement of a material fact or omission to state a material fact in the Registration Statement made in reliance upon, and in conformity with, written information concerning another party furnished by or on behalf of such other party specifically for use in the Registration Statement.

     5.04.  Registration Statement Effectiveness.  First Union will advise the
            ------------------------------------
Company, promptly after First Union receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed (after providing drafts in advance to the Company and its counsel for review and comment), of the issuance of any stop order or the suspension of the qualification of the First Union Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

     5.05.  Press Releases.   Neither the Company nor the Bank will, without the
            --------------
prior approval of First Union (which approval shall not be unreasonably withheld or delayed), and neither First Union nor FUNB-FL will, without the prior approval of the Company (which approval shall not be unreasonably withheld or delayed), issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise required by law.

     5.06.  Access; Information.  (A) Upon reasonable notice, the Company and
            -------------------
the Bank shall afford First Union and its officers, employees, counsel, accountants and other authorized representatives, access, during normal business hours throughout the period prior to the Effective Date, to all of its and the Company Subsidiaries' properties, books, contracts, data processing system files, commitments and records and, during such period, the Company and the Bank shall furnish promptly to First Union (1) a copy of each material report, schedule and other document filed by the Company and the Company Subsidiaries with any Regulatory Authority, and (2) all other information concerning the business, properties and personnel of the Company and the Company Subsidiaries as First Union may reasonably request, provided that no investigation pursuant
                                       --------
to this Section 5.06 shall affect or be deemed to modify or waive any
        ------------
representation or warranty made by the Company or the Bank or the conditions to the obligations of the Company and the Bank to consummate the transactions contemplated by this Plan; and (B) First Union will not use any information obtained pursuant to this Section 5.06 for any purpose unrelated to the
                          ------------
consummation of the transactions contemplated by this Plan and, if this Plan is terminated, will hold all information and documents obtained pursuant to this paragraph in confidence (as provided in Section 8.06) unless and until such time
                                        ------------
as such information or documents become publicly available other than by reason of any action or failure to act by First Union or as it is advised by counsel in writing that any such information or document is required by law or applicable published stock exchange rule to be disclosed, and in the event of the termination of this Plan, First Union will, upon request by the Company, deliver to the Company all documents so obtained by First Union or destroy such documents and, in the case of destruction, will certify such fact to the Company.

     5.07.  Acquisition Proposals.  In the case of the Company, without the
            ---------------------
prior written consent of First Union, it shall not, and it shall cause the Company Subsidiaries not to, solicit or encourage inquiries or proposals with respect to, or, except as required by the fiduciary duties of the Board of Directors of the Company under applicable law (as advised by its outside counsel), furnish any nonpublic information relating to or participate in any negotiations or discussions concerning, any acquisition or purchase of all or a substantial portion of the assets or deposits of, or a substantial equity interest in, the Company or any of the Company Subsidiaries or any merger or other business combination with the Company or any of the Company
Subsidiaries other than as contemplated by this Plan (including Section 5.19);
                                                                ------------
it shall instruct its and the Company Subsidiaries' officers, directors, agents, advisors and affiliates to refrain from taking any action that would violate or conflict with any of the foregoing; and it shall notify First Union immediately if any such inquiries or proposals are received by, or any such negotiations or discussions are sought to be initiated with, the Company or any of the Company Subsidiaries.

     5.08.  Registration Statement Preparation.  In the case of First Union, it
            ----------------------------------
shall, as promptly as practicable following the date of this Plan, and subject to the cooperation of the Company, prepare and file the Registration Statement with the SEC, and shall use its best efforts to cause the Registration Statement to be declared effective as soon as practicable after the filing thereof.

     5.09.  Blue-Sky Filings.  In the case of First Union, it shall use its best
            ----------------
efforts to obtain all necessary state securities laws or "blue sky" permits and approvals, provided that First Union shall not be required by virtue thereof to
           --------
submit to general jurisdiction in any state.

     5.10.  Affiliate Agreements.  In the case of the Company, it will cause
            --------------------
each person who may be deemed to be an Affiliate of the Company to execute and deliver to First Union on or before the mailing of the Proxy Statement for the Meeting an agreement in the form attached hereto as Exhibit A restricting the
                                                    ---------
disposition of the shares of First Union Common Stock to be received by such Affiliate in exchange for such Affiliate's shares of Company Common Stock.

     5.11.  Certain Policies of the Company and the Bank.  In the case of each
            --------------------------------------------
of the Company and the Bank, it shall, consistent with generally accepted accounting principles and regulatory accounting principles, use its best efforts to record any accounting adjustments required to conform its and the Company Subsidiaries' loan, litigation and other reserve and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to reflect consistently on a mutually satisfactory basis the policies and practices of First Union; provided, however, that the Company and the Bank shall
                          -----------------
not be obligated to record any such accounting adjustments pursuant to this
Section 5.11 (A) unless and until the Company and the Bank shall be reasonably
- ------------
satisfied that the conditions to the obligation of the parties to consummate the Mergers will be satisfied or waived on or before the Effective Time, and (B) in no event until the day prior to the Effective Date.

     5.12.  State Takeover Laws; Certificate of Incorporation. In the case of
            -------------------------------------------------
the Company, it shall not take any action that would cause the transactions contemplated by this Plan to be subject to any applicable state takeover statute and the Company shall take all necessary steps to exempt (or ensure the continued exemption of) the transactions contemplated by this Plan from (A) any applicable state takeover law, as now or hereafter in effect, including, without limitation, Section 203 of the DGCL, (B) any applicable takeover provisions in the Company's Certificate of Incorporation, and (C) any takeover provisions set forth in any agreement to which the Company is a party or may be bound.

     5.13.  No Rights Triggered.  In the case of the Company, it shall take all
            -------------------
necessary steps to ensure that the entering into of this Plan and the consummation of the transactions contemplated hereby (including without limitation the Mergers) and any other action or combination of actions, or any other transactions contemplated hereby or thereby do not and will not, (A) result in the grant of any rights to any person (including directors, officers and employees of the Company or any Company Subsidiary) under the Certificate of Incorporation or Bylaws of the Company or under any agreement to which the Company or any of the Company Subsidiaries is a party, or (B) restrict or impair in any way the ability of First Union or FUNB-FL to exercise the rights granted hereunder.

     5.14.  Shares Listed.  In the case of First Union, it shall use its best
            -------------
efforts to list, prior to the Effective Date, on the NYSE, upon official notice of issuance, the shares of First Union Common Stock to be issued to the holders of Company Common Stock and the outstanding Options referred to in Section 2.08,
                                                                   ------------
pursuant to this Plan.

     5.15.  Regulatory Applications.  In the case of First Union and FUNB-FL,
            -----------------------
subject to the cooperation of the Company and the Bank, (A) it shall promptly prepare and submit applications to the appropriate Regulatory Authorities for approval of the Mergers, and (B) promptly make all other appropriate filings to secure all other approvals, consents and rulings which are necessary for the consummation of the Mergers by First Union and FUNB-FL. First Union will provide copies of such applications and responses to the Company and its counsel prior to submitting such applications and responses to the applicable Regulatory Authorities. In the case of the Company, it agrees, upon request, to furnish First Union with information concerning itself, the Company Subsidiaries, its and their directors, officers and stockholders and such other matters as may be necessary or advisable in connection with any filing, notice or application made by or on behalf of First Union or any of its subsidiaries in connection with the Mergers and the other transactions contemplated in this Plan.

     5.16.  Regulatory Divestitures.  In the case of the Company, effective on
            -----------------------
or before the Effective Date (to the extent required by any Regulatory Authority), the Company and the Company Subsidiaries shall cease engaging in such activities as First Union shall advise the Company in writing are not permitted to be engaged in by First Union under applicable law following the Effective Date, and to the extent required by any Regulatory Authority as a conditional approval of the transactions contemplated by this Plan, the Company shall divest any Company Subsidiary engaged in activities or holding assets that are impermissible for a bank holding company, on terms and conditions agreed to by First Union.

     5.17.     Indemnification/Liability Coverage.
               ----------------------------------

          (A) For six years after the Effective Date, First Union shall, and shall cause the Continuing Corporation to, indemnify, defend and hold harmless the present and former directors, officers and employees of the Company and the Company Subsidiaries (each, an "Indemnified Party") against all liabilities arising out of actions or omissions occurring at or prior to the Effective Date (including, without limitation, the transactions contemplated by this Plan) to the extent such persons are indemnified under the DGCL and the Company's Certificate of Incorporation and Bylaws as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any litigation.

          (B) First Union shall use its reasonable best efforts to maintain the Company's existing directors' and officers' liability insurance policy (or a policy, including First Union's existing policy, providing comparable coverage amount on terms no less favorable) covering persons who are currently covered by such insurance for a period of three years after the Effective Date; provided,
                                                                     --------
that First Union shall not be obligated to make an annual premium payment in respect of such policy (or replacement policy) which exceeds, for the portion related to the Company's directors and officers, 150% of the annual premium payment on the Company's current policy in effect as of the date of this Plan;

provided, further, that if such coverage can only be obtained upon the payment
- -----------------
of an annual premium in excess of 150% of the annual premium payment of the Company's current policy, First Union shall obtain such coverage as can reasonably be obtained by paying a premium of 150% of the annual premium payment of the Company's current policy in effect as of the date of this Plan.

          (C) Any Indemnified Party wishing to claim indemnification under
Section 5.17(A), upon learning of such claim, action, suit, proceeding or
- ---------------
investigation, shall promptly notify First Union thereof; provided, that the
                                                          --------
failure so to notify shall not affect the obligations of First Union and the Continuing Corporation under Section 5.17(A) (unless such failure materially
                             ---------------
increases First Union's liability under such Section). In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Date), (1) First Union or the Continuing Corporation shall have the right to assume the defense thereof, if it so elects, and First Union or the Continuing Corporation shall pay all reasonable fees and expenses of counsel for the Indemnified

Parties promptly as statements therefor are received; provided, however, that
                                                      -----------------
First Union shall be obligated pursuant to this subsection (C) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction for any single action, suit or proceeding or any group of actions, suits or proceedings arising out of or related to a common body of facts, (2) the Indemnified Parties will cooperate in the defense of any such matter, and (3) First Union shall not be liable for any settlement effected without its prior written consent.

          (D) If First Union or the Continuing Corporation or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provision shall be made so that the successors and assigns of First Union or the Continuing Corporation shall assume the obligations set forth in this Section 5.17.
              ------------

          (E) First Union shall pay, or cause the Continuing Corporation to pay, all reasonable expenses, including attorneys' fees, promptly as statements therefore are received, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided for in this Section 5.17.
                                                                   -------------
The rights of each Indemnified Party hereunder shall be in addition to any other rights such Indemnified Party may have under the Certificate of Incorporation or Bylaws of the Company, under the DGCL or otherwise.

     5.18.  Current Information.
            -------------------

          (A) During the period from the date of this Plan to the Effective Date, each of the Company and First Union shall, and shall cause its representatives to, confer on a regular and frequent basis with representatives of the other.

          (B) The Company and the Bank shall promptly notify First Union of (1) any material change in the business or operations of the Company or any Company Subsidiary, (2) any material complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any Regulatory Authority relating to the Company or any Company Subsidiary, (3) the institution or the threat of material litigation involving or relating to the Company or any Company Subsidiary, or (4) any event or condition that might be reasonably expected to cause any of the Company's and the Bank's representations or warranties set forth herein not to be true and correct as of the Effective Time (except to the extent contemplated by Section 6.08) or prevent the Company or
                                      -------------
the Bank from fulfilling its or their obligations hereunder; and in each case shall keep First Union informed with respect thereto.

          (C) First Union shall (1) promptly notify the Company of any event or condition that might reasonably be expected to cause any of First Union's and FUNB-FL's representations or warranties set forth herein not to be true and correct as of the Effective Date (except to the extent contemplated by Section
                                                                       -------
6.07), and (2) notify the Company immediately of any denial of any application
- -----
filed by First Union or FUNB-FL with any Regulatory Authority with respect to this Plan, and in each case shall keep the Company and the Bank informed with respect thereto.

     5.19.  Disposition of AHSC.  The Company agrees to dispose (the
            -------------------
"Disposition") of the AHSC Assets (as hereinafter defined) of American Home Service Corporation ("AHSC"). The consideration for the Disposition shall be cash, or such other form of consideration as shall be acceptable to First Union. To the extent that the proposed sale of any AHSC Assets is with any recourse to the Company or any of the Company Subsidiaries, such proposed sale shall require the prior approval of First Union, which approval shall not be unreasonably withheld. The Company agrees to forward to First Union for its review a copy of any proposed agreement relating to such proposed sale prior to executing such agreement and to give First Union a reasonable period to conduct such review in order for First Union to determine that the proposed sale is in fact without any such recourse. To the extent the purchase price paid in the Disposition, as increased or decreased by the Tax Effect (as hereinafter defined) related thereto (the "Purchase Price"), is greater or less 70% of the book value of the AHSC Assets, as properly recorded on the books of AHSC in accordance with generally accepted accounting principles consistently applied, as of the date of the Disposition (the "Base Price"), the Exchange Ratio shall be adjusted as follows:

          (A) the Exchange Ratio, as the same may be adjusted pursuant to
Section 2.05 or Section 7.05, shall be multiplied by the average of the
- ------------    ------------
closing sale prices (the "FTU Price") of First Union Common Stock on the NYSE Composite Transactions tape (as reported in The Wall Street Journal) for the ten
                                            -----------------------
consecutive trading days ended on the last trading day immediately preceding the Effective Date and the result shall be multiplied by the sum of the number of shares of Company Common Stock outstanding immediately prior to the Effective Time plus the number of shares of Company Common Stock covered by outstanding Options (the "Outstanding Shares");

     (B) the result obtained in (A) above shall either be increased by the excess of the Purchase Price over the Base Price or decreased by the amount the Purchase Price is less than the Base Price; and

     (C) the result obtained in (B) above shall be divided by the Outstanding Shares and the result shall be divided by the FTU Price, which shall be the adjusted Exchange Ratio (rounded to the nearest one-thousandth).

     For purposes of this Section 5.19, "AHSC Assets" shall mean all of the real
                          ------------
estate assets and loans Previously Disclosed on Schedule 5.19(A),and accrued
                                                ----------------
interest receivable with respect thereto as of the date of the Disposition. For purposes of this Section 5.19, "Tax Effect" shall mean an amount which equals
                 ------------
the marginal tax rate with respect to the gain or loss recognized by AHSC for tax purposes on the Disposition.

     No new assets shall be transferred to or be acquired by AHSC prior to the Disposition without the prior written consent of First Union. First Union and the Company agree to use their reasonable best efforts to minimize the tax costs of the Disposition to AHSC, the Company and the acquiring party.

     Notwithstanding the foregoing, to the extent mutually agreed upon between the Company and First Union, such agreement not to be unreasonably withheld, the Disposition may be in the form of the sale of all of the stock of AHSC, in which case the parties agree to make such changes to this Section 5.19 as may be
                                                    ------------
mutually agreed upon to appropriately reflect such sale.

     Previously Disclosed on Schedule 5.19(B) is the balance sheet of AHSC as of
                             ----------------
May 31, 1996.

VI. CONDITIONS TO CONSUMMATION OF THE MERGERS.

     Consummation of the Mergers is conditioned upon:

     6.01.  Shareholder Vote.  Approval of this Plan by the requisite vote of
            ----------------
the stockholders of the Company.

     6.02.  Regulatory Approvals.  Procurement by First Union and FUNB-FL, as
            --------------------
applicable, of all required regulatory consents and approvals by the appropriate Regulatory Authorities and the expiration of the statutory waiting period relating thereto; provided, however, that no such approval or consent shall have
                  --------  -------
imposed any condition or requirement which, in the reasonable opinion of First Union, would so materially and adversely impact the economic or business benefits to First Union of the transactions contemplated by this Plan so as to render inadvisable the consummation of the Mergers.

     6.03.  No Injunction.  There shall not be in effect any order, decree or
            -------------
injunction of any court or agency of competent jurisdiction that enjoins or prohibits consummation of any of the transactions contemplated hereby.

     6.04.  Accountants' Letters.  The Company shall cause Grant Thornton to
            --------------------
deliver to First Union letters, dated the date of or shortly prior to (A) the mailing of the Proxy Statement, and (B) the Effective Date, in form and substance reasonably satisfactory to First Union, with respect to the Company's consolidated financial position and results of operations, which letters shall be based upon "agreed upon procedures" undertaken by such firm in accordance with the Statement on Financial Accounting Standards No. 72.

     6.05.  Legal Opinion.  The Company and the Bank shall have received an
            -------------
opinion, dated the Effective Date, of Marion A. Cowell, Jr., counsel for First Union and FUNB-FL in form reasonably satisfactory to the Company and the Bank, which shall cover the matters contained in the first sentence in Recital (C), the first sentence in Recital (D), Section 4.02(B), (C), (H) and (I), the first sentence in Section 4.02(L), and Section 5.03.

     6.06.  Legal Opinion.  First Union and FUNB-FL shall have received an
            -------------
opinion, dated the Effective Date, of Luse Lehman Gorman Pomerenk & Schick, P.C., counsel for the Company and the Bank, in form reasonably satisfactory to First Union and FUNB-FL which together shall cover the matters contained in the first sentence in Recital (A), the first sentence in Recital (B), Section 4.01
(B) and (C), the fifth and sixth sentences in Section 4.01(D), Section 4.01(F) and (G), the first clause of the first sentence in Section 4.01(L), Section 4.01(W), (X), (Y) and (FF) and Section 5.03. Such counsel shall be entitled to rely upon (1) the opinion of counsel acceptable to First Union as to matters of Florida law and (2) on certificates of responsible officers of the Company and its subsidiaries and public officials as to matters of fact.

     6.07.  Officers' Certificate.  (A) Each of the representations and
            ---------------------
warranties contained herein of First Union and FUNB-FL shall be true and correct as of the date of this Plan and upon the Effective Date with the same effect as though all such representations and warranties had been made on the Effective Date, except for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, and (B) each and all of the agreements and covenants of First Union and FUNB-FL to be performed and complied with pursuant to this Plan on or prior to the Effective Date shall have been duly performed and complied with in all material respects, and the Company and the Bank shall have received a certificate signed by an executive officer of each of First Union and FUNB-FL, dated the Effective Date, to such effect.

     6.08. Officers' Certificate. (A) Each of the representations and warranties
           ---------------------
contained herein of the Company and the Bank shall be true and correct as of the date of this

Plan and upon the Effective Date with the same effect as though all such representations and warranties had been made on the Effective Date, except for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, and (B) each and all of the agreements and covenants of the Company and the Bank to be performed and complied with pursuant to this Plan on or prior to the Effective Date shall have been duly performed and complied with in all material respects, and First Union and FUNB-FL shall have received a certificate signed by the Chief Executive Officers and the Chief Financial Officers of the Company and the Bank, dated the Effective Date, to such effect.

     6.09.  Effective Registration Statement.  The Registration Statement shall
            --------------------------------
have become effective and no stop or other order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC or any other Regulatory Authority.

     6.10.  Blue-Sky Permits.  First Union shall have received all state
            ----------------
securities laws and "blue sky" permits necessary to consummate the Corporate Merger.

     6.11.  Tax Opinion.  First Union and the Company shall have received an
            -----------
opinion from Sullivan & Cromwell to the effect that (A) the Corporate Merger constitutes a reorganization under Section 368 of the Code, and (B) no gain or loss will be recognized by stockholders of the Company who receive shares of First Union Common Stock solely in exchange for their shares of Company Common Stock, except that gain or loss may be recognized as to cash received in lieu of fractional share interests. In rendering their opinion, Sullivan & Cromwell may require and rely upon representations and agreements contained in documents executed by officers of First Union, the Company and others.

     6.12.  NYSE Listing.  The shares of First Union Common Stock issuable
            ------------
pursuant to this Plan shall have been approved for listing on the NYSE, subject to official notice of issuance.

     6.13.  Receipt of Affiliate Agreements.  First Union shall have received
            -------------------------------
from each Affiliate of the Company the agreement referred to in Section 5.10.
                                                                ------------

     6.14.  AHSC Disposition.  The Disposition shall have occurred in accordance
            ----------------
with Section 5.19;
     ------------

provided, however, that a failure to satisfy any of the conditions set forth in
- --------  -------
the proviso following Section 6.02 or in Sections 6.04, 6.06, 6.08, 6.13 or 6.14
                      ------------       ---------------------------------------
shall only constitute conditions if asserted by First Union, and a failure to satisfy any of the conditions set forth in Section 6.05 or 6.07 shall only constitute
                                   --------------------
conditions if asserted by the Company.

VII. TERMINATION.

     This Plan may be terminated prior to the Effective Date, either before or after receipt of required stockholder approvals:

     7.01.  Mutual Consent.  By the mutual consent of First Union and the
            --------------
Company.

     7.02.  Breach.  By First Union or the Company, if its Board of Directors so
            ------
determines by vote of a majority of the members of its entire Board, in the event of (A) a breach by the other party of any representation or warranty contained herein, which breach cannot be or has not been cured within thirty
(30) days after the giving of written notice to the breaching party of such breach, or (B) a breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within thirty
(30) days after the giving of written notice to the breaching party of such breach.

     7.03.  Delay.  By First Union or the Company, if its Board of Directors so
            -----
determines by vote of a majority of the members of its entire Board, in the event that the Corporate Merger is not consummated by May 1, 1997.

     7.04.  No Stockholder or Regulatory Approval.  By the Company or First
            -------------------------------------
Union, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event that any stockholder approval contemplated by Section 6.01 is not obtained at the Meeting, including any
                ------------
adjournment or adjournments thereof, or in the event that written notice is received which states that any required regulatory approval contemplated by

Section 6.02 will not be approved or has been denied.
- ------------

     7.05.  Possible Adjustment.  By the Company, if its Board of Directors so
            -------------------
determines by a vote of a majority of the members of its entire Board, at any time during the ten-day period commencing on the Determination Date, if both of the following conditions are satisfied:

          (A) the Average Closing Price on the Determination Date of shares of First Union Common Stock shall be less than $51.00; and

          (B) (1) the number obtained by dividing the Average Closing Price on such Determination Date by $60.00 (such number being referred to herein as the "FUNC Ratio") shall be less than (2) the number obtained by dividing the Index Price on the Determination Date by the Index Price on the

Starting Date and subtracting 0.15 from the quotient in this clause (B)(2)(such number being referred to herein as the "Index Ratio");

subject, however, to the following three sentences.  If the Company elects to
- -----------------
exercise its termination right pursuant to the immediately preceding sentence, it shall give prompt written notice to First Union (provided that such notice of
                                                    --------
election to terminate may be withdrawn at any time within the aforementioned ten-day period). During the seven-day period commencing with its receipt of such notice, First Union shall have the option of adjusting the Exchange Ratio to equal the lesser of (a) a number equal to a quotient (rounded to the nearest one-thousandth), the numerator of which is the product of $51.00 and the Exchange Ratio (as then in effect) and the denominator of which is the Average Closing Price, and (b) a number equal to a quotient (rounded to the nearest one-thousandth), the numerator of which is the Index Ratio multiplied by the Exchange Ratio (as then in effect) and the denominator of which is the FUNC Ratio. If First Union makes an election contemplated by the preceding sentence, within such seven-day period, it shall give written notice to the Company of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 7.05 and this Plan shall remain in effect
                               ------------
in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Plan to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this Section
                                                                      -------
7.05.
- ----

     For purposes of this Section 7.05, the following terms shall have the
                          ------------
meanings indicated:

          "Average Closing Price" means the average of the daily last sale prices of First Union Common Stock as reported on the NYSE Composite Transactions tape (as reported in The Wall Street Journal or, if not
                                       -----------------------
     reported therein, in another mutually agreed upon authoritative source) for the ten consecutive full trading days in which such shares are traded on the NYSE beginning two business days after the date on which the last required approval of the Regulatory Authorities referred to in Section 6.02
                                                                    ------------
     required for consummation of the Mergers shall be received.

          "Determination Date" means the last day of the ten-day trading period referred to in the preceding paragraph.

          "Index Group" means the group of each of the 18 bank holding companies listed below, the common stock of all of which shall be publicly traded and as to which there shall not have been, since the Starting Date and before the Determination Date, an announcement of a proposal for the acquisition or sale of such company. In the event that the common stock of any such company ceases to be publicly traded or any such announcement is made with respect to any such company, such company will be removed from the Index Group, and the weights (which have been determined based on the number of outstanding shares of common stock) redistributed proportionately for purposes of determining the Index Price. The 18 bank holding companies and the weights attributed to them are as follows:

Bank Holding Company                                Weighting
- --------------------                                ---------

BankAmerica Corporation  (BAC)                         14.53%
NationsBank Corporation  (NB)                          12.80
Banc One Corp.  (ONE)                                   8.19
First Chicago NBD Corporation           (FND)           7.02
Norwest Corporation  (NOB)                              6.52
Fleet Financial Group, Inc.  (FLT)                      6.02
PNC Financial Corp  (PNC)                               5.50
KeyCorp  (KEY)                                          4.76
CoreStates Financial Corp  (CFL)                        4.54
First Bank System, Inc.  (FBS)                          4.35
Mellon Bank Corporation  (MEL)                          4.00
National City Corporation  (NCC)                        3.90
Wachovia Corporation  (WB)                              3.85
Boatmen's Bancshares, Inc.  (BOAT)                      3.27
Barnett Banks, Inc. (BBI)                               3.04
U.S. Bancorp  (UBAN)                                    2.83
Comerica  (CMA)                                         2.71
SunTrust Banks, Inc.  (STI)                             2.18
                                                       -----
                                                      100.00%

          "Index Price" on a given date means the weighted average (weighted in accordance with the factors listed above) of the closing prices of the companies composing the Index Group.

          "Starting Date" means the first NYSE trading day immediately following the date of the first public announcement of entry into this Plan.

          If any company belonging to the Index Group or First Union declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the Starting Date and the Determination Date, the prices for the common stock of such company or First Union shall be appropriately adjusted for the purposes of applying this
Section 7.05.
- ------------

     7.06. Termination Fee.
           ---------------

          (A) The Company hereby agrees to pay First Union and First Union shall be entitled to payment of, a nonperformance fee (the "Termination Fee") of $17 million following the occurrence of a Payment Event (as defined below), provided
                                                                        --------
that First Union shall have sent written notice of such entitlement within 90 days after First Union actually becomes aware of such occurrence. Such payment shall be made in immediately available funds within five business days after delivery of a notice from First Union requesting such payment. The right to receive the Termination Fee shall terminate if any of the following (a "Fee Termination Event") occurs prior to a Payment Event: (i) the Effective Date,
(ii) termination of this Plan in accordance with the provisions hereof if such termination occurs prior to the occurrence of a Preliminary Payment Event (as defined below), except a termination by First Union pursuant to Section 7.02,
                                                                ------------
(iii) termination of this Plan following the occurrence of a Preliminary Payment Event and the passage of eighteen (18) months after such termination, or (iv) termination of this Plan by First Union pursuant to Section 7.02, and the
                                                    ------------
passage of eighteen (18) months after such termination.

          (B) The term "Preliminary Payment Event" shall mean any of the following events or transactions occurring after the date hereof:

               (1) The Company or the Bank without having received First Union's prior written consent, shall have entered into an agreement to engage in any Acquisition Transaction (as defined below) with any person (the term "person" for purposes of this Section 7.06 having the meaning assigned
                                   ------------
     thereto in Section 3(a)(9) and 13(d)(3) of the Exchange Act) other than First Union or any of its subsidiaries or affiliates, or the Board of Directors of the Company shall have recommended that the shareholders of the Company approve or accept any Acquisition Transaction with any person other than First Union or any of its subsidiaries or affiliates. For purposes of this Plan, "Acquisition Transaction" shall mean (a) a merger or consolidation, or any similar transaction, involving the Company or the Bank, (b) a purchase, lease or other acquisition of all or substantially all of the assets or deposits of the Company or the Bank, (c) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 20% or more of the voting power of the Company or of the Bank; provided that the term "Acquisition
                                          --------
     Transaction" does not include any internal merger or consolidation involving only the Company and/or any of the Company Subsidiaries;

               (2) (a) any person other than First Union or any of its subsidiaries or affiliates shall have acquired beneficial ownership or the right to acquire beneficial ownership of 20% or more of the outstanding share of Company Common Stock (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the Exchange Act, or (b) any group (as such term "group" is defined in Section 13(d)(3) of the Exchange Act), other than a group of which any of First Union or any of its subsidiaries or affiliates is a member, shall have been formed that beneficially owns 20% or more of the Company Common Stock then outstanding;

               (3) any person other than First Union or any of its subsidiaries or affiliates shall have made a proposal to the Company or its shareholders, by public announcement or written communication that is or becomes the subject of public disclosure, to engage in an Acquisition Transaction (including, without limitation, any situation in which any person other than First Union or any of its subsidiaries or affiliates shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act) or shall have filed a registration statement under the Securities Act, with respect to, a tender offer or exchange offer to purchase any shares of Company Common Stock such that, upon consummation of such offer, such person would own or control 20% or more of the then outstanding shares of Company Common Stock (such an offering referred to herein as a "Tender Offer" or an "Exchange Offer", respectively));

               (4) after a proposal is made by a third party to the Company or its shareholders to engage in an Acquisition Transaction, or such third party states its intention to the Company to make such a proposal, the Company shall have breached any representation, covenant or obligation contained in this Plan and such breach would entitle First Union to terminate this Plan under Section
                                                                       -------
7.02 (without regard to the cure period provided for therein unless such cure is
- ----
promptly effected without jeopardizing consummation of the Corporate Merger); or

               (5) the holders of shares of Company Common Stock shall not have approved this Plan at the Meeting or the Meeting shall not have been held or shall have been canceled prior to termination of this Plan, in each case after any person other than First Union or any of its subsidiaries or affiliates shall have (a) made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction or (b) commenced a Tender Offer or filed a registration statement under the Securities Act, with respect to an Exchange Offer.

          (C) The term "Payment Event" shall mean either of the following events or transactions occurring after the date hereof:

               (1) the acquisition by any person other than First Union or any of its subsidiaries or affiliates, alone or together with such person's affiliates and associates, or any group (as defined in Section 13(d)(3) of the Exchange Act), of beneficial ownership of 25% or more of the outstanding shares of Company Common Stock; or

               (2) the occurrence of a Preliminary Payment Event described in
(x) clause (B)(1) above, except that the percentage referred to in clause (c) thereof shall be 25%, or (y) clause (B)(5) above.

          (D) The Company shall notify First Union promptly in writing of its knowledge of the occurrence of any Preliminary Payment Event or Payment Event;

provided, however, that the giving of such notice by the Company shall not be a
- --------  -------
condition to the right of First Union to the Termination Fee.

VIII. OTHER MATTERS.

     8.01.  Survival.  If the Effective Date occurs, all representations,
            --------
warranties, agreements and covenants contained in this Plan, except for Sections
                                                                        --------
5.17, 8.04 and 8.09,shall not survive the Effective Date.  If this Plan is
- ----  ----     ----
terminated prior to the Effective Date, the agreements and representations of the parties in Sections 4.01(P) and 4.02(F), Sections 5.03, 5.06(2), 5.12 and
               --------------------------------------------------------------
5.13, Section 7.06, and Sections 8.01, 8.03, 8.04, 8.05, 8.06, 8.07, 8.09 and
- -----------------------------------------------------------------------------
8.11 shall survive such termination.
- ----

     8.02.  Waiver; Amendment.  Prior to the Effective Date, any provision of
            -----------------
this Plan may be (A) waived in writing by the party benefitting by the provision, or (B) amended or modified at any time (including the structure of the transactions contemplated hereby) by an agreement in writing among the parties hereto approved by their respective Boards of Directors and executed in the same manner as this Plan, except that, after the vote by the stockholders of the Company, the consideration to be received by the stockholders of the Company for each share of Company Common Stock shall not thereby be decreased.

     8.03.  Counterparts.  This Plan may be executed in one or more
            ------------
counterparts, each of which shall be deemed to constitute an original. This Plan shall become effective when one counterpart has been signed by each party hereto.

     8.04.  Governing Law.  This Plan shall be governed by, and interpreted in
            -------------
accordance with, the laws of the State of North Carolina, except as federal law may be applicable.

     8.05.  Expenses.  Each party hereto will bear all expenses incurred by it
            --------
in connection with this Plan and the transactions contemplated hereby, except printing expenses which shall be shared equally between the Company and First Union.

     8.06.  Confidentiality.  Except as otherwise provided in Section 5.06(B),
            ---------------                                   ---------------
each of the parties hereto and their respective agents, attorneys and accountants will maintain the confidentiality of all information provided in connection herewith which has not been publicly disclosed.

     8.07.  Notices.  All notices and other communications hereunder shall be in
            -------
writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     If to First Union
     or FUNB-FL, to:             First Union Corporation
                                 One First Union Center
                                 Charlotte, North Carolina 28288-0013
                                 Telecopy Number:  (704)374-3425

                                 Attention: Edward E. Crutchfield
                                 Chairman and Chief Executive Officer

            Copy to:             First Union Corporation
                                 One First Union Center
                                 Charlotte, North Carolina 28288-0013
                                 Telecopy Number: (704)374-3425

                                 Attention: Marion A. Cowell, Jr.
                                 General Counsel

    If to the Company
    or the Bank, to:             Home Financial Corporation
                                 1720 Harrison Street
                                 Hollywood, Florida 33020
                                 Telecopy Number:  (954) 926-6230

                                 Attention: Thomas M. Wohl
                                            President and Chief
                                            Executive Officer

            Copy to:             Luse, Lehman & Gorman
                                 5335 Wisconsin Avenue, N.W.
                                 Suite 400
                                 Washington, DC  20015
                                 Telecopy Number : (202) 362-2902

                                 Attention: Eric Luse, Esq.

     8.08.     Definitions.  Any term defined anywhere in this Plan shall have
               -----------
the meaning ascribed to it for all purposes of this Plan (unless expressly noted to the contrary). In addition:

          (A) the term "Material Adverse Effect", when applied to a party, shall mean an event, occurrence or circumstance (including without limitation, any breach of a representation or warranty contained herein by such party) which (1) has a material adverse effect on the financial condition, results of operations, business or prospects of such party and its subsidiaries, taken as a whole, or
(2) would materially impair such party's, or any affiliated party's (which includes, as to the Company, the Bank and as to First Union, FUNB-FL), ability to timely perform its obligations under this Plan or the consummation of any of the transactions contemplated hereby; provided, that a Material Adverse Effect
                                      --------
with respect to a party shall not include effects resulting from general economic conditions (including changes in interest rates), changes in accounting practices or changes to statutes, regulations or regulatory policies, that do not have a materially more adverse effect on such party than that experienced by similarly situated financial institutions;

     (B) the term "individually or in the aggregate" as used in Article IV of
                                                                ----------
this Plan includes all events, occurrences and circumstances described in any paragraph of Article IV, and is not linked to any specific paragraph; and
             ----------

     (C) the term "Previously Disclosed" by a party shall mean information set forth in a Schedule that is delivered by such party to the other party contemporaneously with the execution of this Plan and specifically designated as information "Previously Disclosed" pursuant to this Plan.

     8.09.     Entire Understanding; No Third Party Beneficiaries.  This Plan
               --------------------------------------------------
and all schedules hereto represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersede any and all other oral or written agreements heretofore made. Except for Section
                                                                      -------
5.17, nothing in this Plan, expressed or implied, is intended to confer upon any
- ----
person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Plan.

     8.10.     Benefit Plans.  As soon as administratively practicable after the
               -------------
Effective Time, employees of the Company and the Company Subsidiaries shall be generally entitled to participate in the pension, benefit and similar plans of First Union on substantially the same terms and conditions as employees of First Union and its subsidiaries. For the purpose of determining eligibility to participate in such plans and the vesting of benefits under such plans (but not for the accrual of benefits under such plans), First Union shall give effect to years of service with the Company or the Company Subsidiaries, as the case may be, as if such service had been with First Union or its subsidiaries.

     8.11.     Headings.  The headings contained in this Plan are for reference
               --------
purposes only and are not part of this Plan.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

                         FIRST UNION CORPORATION



                         By: /s/ Kenneth R. Stancliff
                            ----------------------------
                            Name: Kenneth R. Stancliff
                            Title: Senior Vice President

                         FIRST UNION NATIONAL BANK OF FLORIDA



                         By: /s/ Kenneth R. Stancliff
                            ----------------------------
                            Name: Kenneth R. Stancliff
                            Title: Senior Vice President

                         HOME FINANCIAL CORPORATION



                         By: /s/ Thomas M. Wohl
                            ----------------------------
                            Name: Thomas M. Wohl
                            Title: President

                         HOME SAVINGS BANK, FSB



                         By: /s/ Thomas M. Wohl
                            ----------------------------
                            Name: Thomas M. Wohl
                            Title: President

                              BOARD OF DIRECTORS

                            HOME SAVINGS BANK, FSB

/s/ Thomas M. Wohl
- ---------------------------

/s/ Thomas N. Kearns
- ---------------------------

/s/ Toni N. Paoli
- ---------------------------

/s/ Lawrence R. Paretta
- ---------------------------

/s/ W. Roy Wilkes
- ---------------------------

/s/ Harry K. MacDougall
- ---------------------------

/s/ James M. Wohl
- ---------------------------

/s/ Earrol Smith
- ---------------------------

                              BOARD OF DIRECTORS*
                     FIRST UNION NATIONAL BANK OF FLORIDA



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________________________

* To be executed prior to the Effective Date.

                                                                       Exhibit A
                                                                       ---------

                          FORM OF AFFILIATE'S LETTER
                          --------------------------
                                                                          , 1996
                                                          ----------------

First Union Corporation
One First Union Center
Charlotte, North Carolina 28288

Gentlemen:

     Pursuant to the terms of the Agreement and Plan of Mergers, dated as of June 16, 1996 (the "Plan"), by and among Home Financial Corporation ("Company"), Home Savings Bank, FSB, First Union Corporation ("FUNC"), and First Union National Bank of Florida, the Company plans to merge with and into FUNC (the "Merger"). As a result of the Merger, the undersigned may receive shares of FUNC common stock, par value $3.33 1/3 per share ("FUNC Stock") in exchange for shares of Company common stock, par value $0.10 per share ("Company Stock").

     The undersigned hereby represents, warrants and covenants with and to FUNC that in the event the undersigned receives any FUNC Stock as a result of the
Merger:

        (A) The undersigned will not sell, transfer or otherwise dispose of such FUNC Stock unless (i) such sale, transfer or other disposition has been registered under the Securities Act of 1933, as amended (the "Act"), (ii) such sale, transfer or other disposition is made in conformity with the provisions of Rule 145 under the Act (as such rule may be hereafter from time to time be amended), or (iii) in the opinion of counsel in form and substance satisfactory to FUNC, or under a "no-action" letter obtained by the undersigned from the staff of the Securities and Exchange Commission (the "SEC"), such sale, transfer or other disposition will not violate or is otherwise exempt from registration under the Act.

        (B) The undersigned understands that FUNC is under no obligation to register the sale, transfer or other disposition of shares of FUNC Stock by the undersigned or on the undersigned's behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

        (C) The undersigned also understands that stop transfer instructions will be given to FUNC's transfer agent with respect to the shares of FUNC Stock issued to the undersigned as a result of the Merger and that there will be placed on the certificates for such shares, or any substitutions therefor, a legend stating in substance:

        "The shares represented by this certificate were issued in a transaction to which Rule 145(d) under the Securities Act of 1933 applies. The shares represented by this certificate may only be transferred in accordance with the terms of a letter agreement between the registered holder hereof and FUNC, a copy of which agreement is on file at the principal offices of FUNC."

        (D) The undersigned also understands that, unless the transfer by the undersigned of the FUNC Stock issued to the undersigned as a result of the merger have been registered under the Act or a sale made in conformity with the provisions of Rule 145(d) under the Act, FUNC reserves the right, in its sole discretion, to place the following legend on the certificates issued to any transferee of such FUNC Stock from the undersigned:

        "The shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 and may not be offered, sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

        It is understood and agreed that the legends set forth in paragraphs (C) and (D) above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to FUNC (i) a copy of a "no action" letter from the staff of the SEC, or an opinion of counsel in form and substance satisfactory to FUNC, to the effect that such legend is not required for purposes of the Act, or (ii) evidence or representations satisfactory to FUNC that the FUNC Stock represented by such certificates is being or has been sold in a transaction made in conformity with the provisions of Rule 145(d).

        (E) The undersigned further represents, warrants and covenants with and to FUNC that the undersigned will, and will cause each of the other parties whose shares are deemed to be beneficially owned by the undersigned pursuant to paragraph (F) below to, have all shares of Company Stock owned by the undersigned or such parties registered in the name of the undersigned or such parties, as applicable, prior to the effective date of the Merger and not in the name of any bank, broker-dealer, nominee or clearing house.

        (F) The undersigned understands and agrees that this letter agreement shall apply to all shares of the capital stock of Company and FUNC that are deemed to be beneficially owned by the undersigned pursuant to applicable federal securities laws.

        (G) The undersigned has carefully read this letter and discussed its requirements and other applicable limitations upon the undersigned's ability to sell, transfer or otherwise dispose of the capital stock of Company or FUNC, to the extent the undersigned felt necessary, with the undersigned's counsel or counsel for Company.

                                        Very truly yours,


                                        --------------------
                                        Name:

                                        [add below the signatures
                                         of all registered owners
                                         of shares deemed
                                         beneficially owned by the
                                         affiliate]



                                        ----------------------
                                        Name:

                                        ----------------------
                                        Name:

                                        ----------------------
                                        Name:

Acknowledged this ____ day of
_____________, 1996.

FIRST UNION CORPORATION

By:
   -------------------------
   Name:
   Title: